Exhibit 10.45

LIMITED WAIVER AND AMENDMENT AGREEMENT

This Limited Waiver and Amendment Agreement ("Agreement") is made and entered into as of November 21, 2016 (“Effective Date”), among RiceBran Technologies, a California corporation (“Borrower”), NutraCea, LLC (“NutraCea”), Rice Rx, LLC (“Rice”), Rice Science LLC (“Rice Science”), SRB-MERM, LLC (“MERM”), SRB-LC, LLC (“LC”), SRB-MT, LLC (“MT”), SRB-WS, LLC (“WS”) SRB-IP, LLC (“IP”), each of the foregoing a Delaware limited liability company, Healthy Natural, Inc., a Nevada corporation (“H&N”), The RiceX Company, a Delaware corporation, (“RiceX”) and RiceX Nutrients, Inc., a Montana corporation (“Nutrients,” and together with NutraCea, Rice, Rice Science, MERM, LC, MT, WS, IP, H&N and RiceX, each a  “Guarantor” and collectively, the “Guarantors”, and Borrower and Guarantors are collectively referred to as the “Grantors”) and Great Elm Capital Corp. (successor by merger to Full Circle Capital Corporation), a Maryland corporation ("Agent" and a “Lender”).

Recitals:

A.
The Grantors, the Lender and the Agent are parties to that certain Loan, Guarantee and Security Agreement dated as of May 12, 2015 (as amended pursuant to a Forbearance and Amendment Agreement (“October 2015 Forbearance Agreement”) dated October 1, 2015, a Waiver and Amendment Agreement (“February 2016 Waiver Agreement”) dated February 12, 2016, an Amendment Agreement (“June 2016 Amendment Agreement”) dated June 22, 2016, and a Waiver and Amendment dated September 14, 2016 (the “September 2016 Waiver Agreement”), as may be further amended, amended and restated, supplemented or  modified from time to time, the "Loan Agreement"), pursuant to which the Agent and Lender extended a secured lending facility to the Borrower.

B.
Grantors acknowledge that the Borrower has informed the Agent that it is in Default under (i) Section 6 and Item 21(g) of the Schedule to the Loan Agreement for failure to comply with the minimum average Monthly Adjusted EBITDA covenant for the period ended September 30, 2016 and (ii) Section 9(f)(i) of the Loan Agreement for failure to provide notice of such Default (collectively, the “Specified Defaults”).

C.	Grantors have requested that Agent and Lender waive certain provisions of the Loan Agreement for a limited period of time in order to address the Specified Defaults as provided herein.

NOW, THEREFORE, intending to be legally bound, the parties hereto covenant and agree as follows:

Section 1.           Recitals.

1.1       The Recitals set forth above are hereby made a part of this Agreement as if fully set forth herein below.

Section 2.           Use of Terms; Definitions.

2.1       Capitalized terms used herein (including the Recitals above) shall have the same meaning ascribed thereto in the Loan Agreement unless otherwise specified herein.

Section 3.           Waiver of Financial Covenants.

3.1       Agent and Lender hereby waive the Specified Defaults until December 31, 2016; provided that if each of the Waiver Extension Conditions has been satisfied in Agent’s sole discretion prior to such date, the foregoing limited waiver shall automatically be extended until January 31, 2016 (the “Outside Waiver Date”).  For purposes hereof, the Waiver Extension Conditions shall mean (a) Borrower has delivered to Agent and Lender one or more fully executed commitment letters evidencing binding commitments to repay the Obligations in full in cash prior to the Outside Waiver Date; (b) Borrower has paid to Agent and Lender an additional extension fee in the aggregate amount of $25,000; and (c) no Defaults shall have occurred and be continuing.

Section 4.           Amendments to the Loan Agreement.

4.1       Item 21(e) of the Schedule is hereby amended and restated in its entirety as follows:

“(e)        Minimum Liquidity. For the periods from the Effective Date through December 31, 2016 or, if the Waiver Extension Conditions have been met, the Waiver Outside Date (such later date, the “Liquidity Trigger Date”), the Grantors shall at all times maintain cash on hand, including availability under the Revolving Commitment, of not less than $1,000,000; provided that at least $300,000 of such amount must be in the form of cash on hand.  From and after the Liquidity Trigger Date, the Grantors shall at all times maintain cash on hand, including availability under the Revolving Commitment, of not less than $2,000,000; provided that at least $1,000,000 of such amount must be in the form of cash on hand.”

Section 5.           Borrower Payments.

5.1       Without limitation to any other obligation under this Agreement, the Loan Agreement or the other Loan Documents, in consideration of Agent and Lender agreeing to the limited waivers and amendments contained herein, the Borrower hereby agrees to pay the following fees:

(a)          an initial extension fee to Agent and Lender in the aggregate amount of One Hundred Seventy Five Thousand Dollars ($175,000.00) (the “Initial Extension Fee”). Such Initial Extension Fee shall be paid by reducing the amount of the Revolving Loan requested by Borrower and advanced by Lender on the date hereof from $1,600,000.00 to $1,425,000.00; provided, that the aggregate principal amount under the Revolving Loan shall be increased by $1,600,000.00, notwithstanding such reduction, and the full amount of such request shall constitute a draw under the Revolving Loan.

(b)          A ticking fee to Agent and Lender in the aggregate amount of $10,000 per calendar week (the “Ticking Fee”).  Such Ticking Fee shall be paid by increasing the aggregate principal amount outstanding under the Revolving Loan by $10,000.00 each calendar week, commencing on the Effective Date and continuing on Monday of each week thereafter until the Obligations are paid in full in cash.  Each such increase in the aggregate principal amount outstanding under the Revolving Loan shall constitute a draw under the Revolving Loan.

Section 6.          Acknowledgments.

6.1       (a)  Acknowledgement of Obligations.  Grantors hereby acknowledge, confirm and agree that as of the Effective Date, Borrower is indebted to Agent and Lender for Loans and other financial accommodations under the Loan Documents in the following principal amounts:

Revolving Loan:	$2,183,364.37
Term Loan:	$1,375,000.00

All such obligations under the Loan Agreement, this Agreement and the other Loan Documents owing by Borrower together with interest accrued and accruing thereon, and all fees, costs, expenses and other charges now or hereafter payable by Borrower to Agent and Lender, including any fees or expenses paid or accrued in connection with this Agreement, are fully earned on the date hereof, non-refundable and unconditionally owing by Borrower to Lender, without offset, defense or counterclaim of any kind, nature or description whatsoever.

(b)          Binding Effect of Documents.  Grantors hereby acknowledge, confirm and agree that: (i) each of the Loan Documents to which a party have been duly executed and delivered to Agent and Lender thereto by Grantors, and each is in full force and effect as of the Effective Date, (ii) the agreements and obligations of Grantors contained in the Loan Documents and in this Agreement constitute the legal, valid and binding obligations of Grantors, enforceable against Grantors in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law), and Grantors have no valid defense to the enforcement of the obligations under the Loan Agreement and (iii)  Agent and Lender are and shall be entitled to the rights, remedies and benefits provided for in the Loan Documents and under applicable law or at equity.

Section 7.           Covenants, Representations and Acknowledgments of Grantors.

7.1       Each Grantor does hereby ratify, confirm and reaffirm all of the terms and conditions of the Loan Agreement, and the other Loan Documents, to which each are a party, in each case as such documents are waived hereby; and the Grantors further agree that each continues to be bound by the terms and conditions thereof.

7.2       Each Grantor does hereby ratify, confirm and reaffirm, without condition, all liens and security interests in the collateral granted to the Lender pursuant to the Loan Documents; and all such liens and security interests shall continue to secure the Obligations as first priority liens (subject to Permitted Liens).

7.3       Each Grantor represents and warrants to the Lender and the Agent that:

(a)          this Agreement has been duly executed and delivered by each Grantor and constitutes the legal, valid and binding obligation of the Grantors enforceable in accordance with its terms;

(b)          except as set forth in Borrower’s reports, schedules, forms, statements and other documents publicly filed by Borrower with the United States Securities and Exchange Commission, the representations and warranties set forth within the Loan Agreement and the other Loan Documents continue to be true and correct in all material respects as of the date of this Agreement, except those changes resulting from the passage of time and those changes consented to by the Lender and the Agent, if any;

(c)          except as set forth in Borrower’s reports, schedules, forms, statements and other documents publicly filed by Borrower with the United States Securities and Exchange Commission, each Grantor has not suffered a material adverse change with respect to its assets, business, operations or financial condition since the Closing Date, other than the material adverse changes subject to written Agent forbearance or waiver; and

(d)          the execution and delivery of this Agreement have been duly authorized by all necessary action by the Grantors.

7.4       Other Covenants.  Each Grantor covenants and agrees:

(a)          To furnish to Agent and Lender, as soon as available, and in any event on or prior to the date that is 3 days after the end of each calendar week, in each case in form and scope reasonably acceptable to Agent: (i) a detailed forecast of projected weekly cash flow for the 13 succeeding calendar weeks immediately following the delivery thereof (the “13 Week Cash Flow Projections”); (ii) a weekly report showing (x) actual cash receipts and disbursements for the previous calendar week, (y) a variance report reflecting such receipts and disbursements compared to the receipts and disbursements projected in the latest 13 Week Cash Flow Projections, with a detailed explanation of any material variances and (z) cumulative comparisons of reported cash flow/receipts/disbursements to all then-elapsed periods covered in the latest 13 Week Cash Flow Projections, in each case, of the Borrower and the other Grantors.

(b)          Not to make any (i) principal, interest or other payment in respect of the Subordinated Debt, (ii) dividends or distributions to any holder of common stock, warrants or other equity securities of the Borrower or other Grantors or (iii) payment of any type to any Affiliate of the Borrower or other Grantors (other than severance payments to the Borrower’s former chief executive officer which have been expressly approved by Agent and Lender in writing), in each case, until all outstanding Obligations have been repaid in full in cash.

(c)          take any and all commercially reasonable actions of any kind or nature whatsoever, either directly or indirectly, that are necessary to prevent Lender from suffering a loss with respect to the Obligations or being deprived of the Collateral, or of any rights or remedies of Agent with respect to the Term Loan and the Loan Documents in the event of a Default by Grantors under any other Loan Documents (or the ability to exercise such any rights or remedies); and

(d)          use commercially reasonable efforts to preserve all assets of the Grantors, except in the ordinary course of Grantor’s business.

Section 8.           Conditions Precedent.  This Agreement shall be effective as of the date hereof provided that on the date of execution of this Agreement each of the following conditions has been satisfied:

8.1       Agent shall have received a copy of this Agreement, in form and substance reasonably satisfactory to Agent and Lender, duly executed by Borrower, each other Grantor, Agent and Lender.

8.2       The Initial Extension Fee and the first weekly Ticking Fee shall have been paid in accordance with Section 5 hereof.

8.3       Contemporaneously with or prior to the execution hereof, each Grantor shall deliver, or cause to be delivered, to the Agent and the Lenders such other documents reasonably required by counsel for the Agent in connection with the transactions contemplated by this Agreement.

8.4       The Agent for the benefit of the Lender shall continue to have a first priority lien (subject to Permitted Liens) on and security interest in the collateral described in the Loan Agreement and the other Loan Documents.

8.5        All legal details and proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory to counsel for the Agent, and the Agent shall have received all such originals or copies of such documents as the Agent may request.

8.6       Borrower shall have paid to the Agent its expenses associated with this Agreement, including reasonable fees and expenses of counsel.  At the request of the Borrower, the Agent will confirm that the conditions under this Section 8 were met to its satisfaction and this Agreement became effective.

Section 9.           Reservation of Rights.

9.1       Each Grantor acknowledges and agrees that Agent and Lender (i) have not acquiesced to any noncompliance by the Borrower with the exact terms of the Loan Agreement relating to any Default except as expressly set forth herein and in the October 2015 Forbearance Agreement, the February 2016 Waiver Agreement, the June 2016 Amendment Agreement and the September 2016 Waiver Agreement, (ii) intend to strictly enforce the terms of the Loan Agreement and the Loan Documents (as amended or waived hereby), in the exercise of Agent’s and Lender’s sole and absolute discretion, and (iii) hereby reserve all rights, powers and remedies under the Loan Agreement and the other Loan Documents with respect to any noncompliance with the terms of the Loan Agreement or any of the other Loan Documents. Agent, in its discretion, may honor requests by the Borrower for advances pursuant to the Loan Agreement, but in no event shall Agent’s honoring of any such requests be deemed a waiver of any Default that may occur or exist. Each Grantor acknowledges and agrees that advances and other extensions of credit made by Agent to or for the benefit of the Borrower and Grantor have been made in reliance upon, and are consideration for, among other things, the covenants, agreements, representations and warranties of the Grantors herein.

Section 10.         Miscellaneous.

10.1     This Agreement shall be construed in accordance with, and governed by the internal laws of, the State of New York without giving effect to its conflict of laws principles.

10.2     This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and permitted assigns of the Grantors, the Lender and the Agent. The Grantors may not assign any of its rights or obligations hereunder without the prior written consent of the Agent.

10.3     This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

10.4     All notices, communications, agreements, certificates, documents or other instruments executed and delivered after the execution and delivery of this Agreement may refer to the Loan Agreement without making specific reference to this Agreement, but nevertheless all such references shall include this Agreement unless the context requires otherwise.

10.5     Each Grantor hereby ratifies and reaffirms the Loan Agreement and all of its obligations and liabilities thereunder.  Borrower acknowledges and agrees that all terms and provisions, covenants and conditions of this Agreement shall be and remain in full force and effect and constitute the legal, valid, binding and enforceable obligations of the Grantors.  Borrower shall pay to Agent all costs and expenses, including legal fees, incurred by Agent in connection with preparation, negotiation and closing of this Agreement.

10.6     This Agreement is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement, as amended hereby, shall remain in full force and effect.  Notwithstanding any prior mutual temporary disregard of any of the terms of the Loan Agreement, the parties agree that the term of each of the Loan Agreement shall be strictly adhered to on and after the date hereof, except as expressly modified or waived by this Agreement, the October 2015 Forbearance Agreement, the February 2016 Waiver Agreement, the June 2016 Amendment Agreement and the September 2016 Waiver Agreement.

10.7     To induce Agent and Lender to enter into this Agreement, each Grantor hereby releases, acquits, and forever discharges Agent and the Lender and their respective officers, directors, agents, employees, shareholders, limited partners, managers, members, successors and assigns (the “Released Parties”), from all liabilities, claims, demands, actions or causes of action of any kind (if any there be) arising on or before the date of this Agreement, whether absolute or contingent, due or to become due, disputed or undisputed, liquidated or unliquidated, at law or in equity, or known or unknown, that any one or more of them now have or ever have had against the Released Parties, whether arising under or in connection with the Loan Agreement or otherwise.

10.8     Each Grantor hereby waives the benefit of any statute of limitations that might otherwise bar the recovery of any of the Obligations from any one or more of them.

10.9     Except as specifically set forth herein, neither this Agreement, Lenders’ continued making of loans or other extensions of credit at any time extended to Borrower in accordance with the Loan Agreement shall be deemed a waiver of or consent to any Default.

10.10   Nothing in this Agreement shall be construed to alter the existing debtor-creditor relationship between Grantors and Lender.  This Agreement is not intended, nor shall it be construed, to create a partnership or join venture relationship between or among any of the parties hereto.  No Person other than a party hereto is intended to be a beneficiary hereof and no Person other than a party hereto shall be authorized to rely upon or enforce the contents of this Agreement.

10.11   Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

10.12   Any reference to the Loan Agreement contained in any document, instrument or agreement executed in connection with the Loan Agreement, shall be deemed to be a reference to the Loan Agreement as modified or waived by this Agreement.

10.13   This Agreement is a Loan Document.

10.14   In the event there is a conflict between the terms of this Agreement and the other Loan Documents, the terms of this Agreement shall control.

[Signature Page Follows]

IN WITNESS WHEREOF, Grantors, Agent and Lender have executed this Agreement as of the day and year first above written.
GRANTORS:

RICEBRAN TECHNOLOGIES

By:
Jerry Dale Belt,
Chief Financial Officer

NUTRACEA, LLC,
RICE RX, LLC,
RICE SCIENCE LLC,
SRB-MERM, LLC,
SRB-LC, LLC,
SRB-MT, LLC,
SRB-WS, LLC,
SRB-IP, LLC,
HEALTHY NATURAL, INC.,
HEALTHY NATURAL, INC., and
RICEX NUTRIENT, INC.

By:
Jerry Dale Belt,
Authorized Signatory for each entity

Agreed to and accepted this 21st day of November, 2016.

AGENT AND LENDER

GREAT ELM CAPITAL CORP (successor by merger to Full Circle Capital Corporation)

By:/s/ Adam Kleinman
Name: Adam Kleinman
Title:    Authorized Signatory